Exhibit 99.1

AITX's RAD Puts SARA's Qualifications on Display as Its Agentic AI Security Professional Goes #OpenToWork

Actual Interview with CEO Steve Reinharz Anchors Campaign Inviting the Security Industry to Explore What SARA Can Contribute to Their Operations

Detroit, Michigan, November 2, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has launched the SARA™ #OpenToWork campaign on LinkedIn, encouraging its agentic AI security professional to seek additional assignments with security services and remote monitoring providers. With full confidence in her capabilities, RAD is helping SARA make her case to prospective clients, beginning with a recorded, unscripted practice interview conducted by Steve Reinharz, CEO/CTO and founder of AITX and RAD. The conversation gives the industry an opportunity to hear SARA discuss her skills, experience and potential contributions to their security operations.

Artist’s depiction of SARA, RAD’s agentic AI security professional, in a job interview setting. RAD’s #OpenToWork campaign invites security providers and remote monitoring organizations to explore her qualifications and consider putting her skills to work within their operations.

SARA, which stands for Speaking Autonomous Responsive Agent, is RAD's agentic AI platform designed to manage and escalate security incidents in real time. Working across RAD's ecosystem of devices and third-party monitoring platforms, including Immix®, SARA evaluates events, manages response workflows and initiates appropriate actions, including verbal engagement, alert escalation and live video streaming. SARA also documents incident details, communications, actions taken and escalation history, creating a detailed record for reporting, review and accountability. These capabilities help security teams respond efficiently while maintaining human oversight.

SARA has earned multiple SIA New Product Showcase Awards, including the 2026 award for Commercial Monitoring Solutions and the 2025 awards for Judges' Choice and Best Threat Detection & Response Solution.

During the conversation, Reinharz and SARA discuss continuous monitoring, incident assessment, communications, escalation and documentation, including her role in supporting human security personnel. The video features SARA's actual conversational responses, with visuals generated by AI added for presentation. Her professional résumé and supporting LinkedIn content extend the invitation to security organizations: review her qualifications, hear her explain what she can contribute and consider where she could fit within their operations.

"We're so confident in SARA that we're helping her find more work," said Reinharz. "She has my full support to pursue opportunities with other security organizations while continuing her work with RAD. I sat down with her to discuss the responsibilities that matter to security providers and monitoring teams, and to give her the opportunity to explain her qualifications in her own words. We want security leaders to watch that conversation and start thinking about what they would put her to work doing."

SARA's professional résumé is also available on the RAD website and LinkedIn, outlining her qualifications, experience and areas of expertise. Security providers and monitoring organizations are encouraged to review her résumé, watch the interview and connect with RAD to discuss putting her skills to work within their operations.

RAD is also evaluating a potential expansion of the campaign that would put qualified security industry professionals in the interviewer's seat. The proposed experience would allow participants to engage SARA in a live, unscripted conversation, asking their own questions about her qualifications, capabilities and potential fit within their operations. Technical feasibility, access requirements and timing remain under review. RAD expects to share further details and outline next steps in the near future.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that support security personnel and automate routine monitoring and response tasks in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding SARA's anticipated capabilities, performance, scalability and security or operational benefits; potential applications, integrations and deployments; customer and channel partner adoption; expected results of the #OpenToWork campaign; and the Company's ability to expand its customer base and generate revenue from its AI security solutions.

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These include, among others: limitations in the accuracy, reliability and consistency of AI generated responses and automated actions; errors in event assessment, communications or escalation; integration requirements and compatibility with devices and monitoring systems; dependence on data quality, system configuration, connectivity and service availability; cybersecurity, privacy and regulatory requirements; competition, customer budgets and purchasing priorities; the possibility that campaign engagement and expressions of interest do not result in commercial agreements, deployments or revenue; the Company's ability to provide reliable service and support and fund operations and customer commitments; the availability and terms of financing and its potential dilutive effects; the Company's history of operating losses and ability to continue as a going concern; and other risks described in the Company's most recent Annual Report and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

References to SARA's résumé, job search, employment or additional assignments are elements of a marketing campaign describing potential commercial use of RAD's AI technology. SARA is an AI platform, and commercial engagements are subject to applicable agreements with RAD or its authorized providers. Campaign participation, inquiries and expressions of interest do not constitute purchase commitments or assure orders, deployments or revenue.

The recorded interview features an actual conversation between Steve Reinharz and SARA, with visuals generated by AI added for presentation. The conversation demonstrates SARA's conversational capabilities and does not independently validate every operational capability discussed or establish performance under actual deployment conditions. AI generated responses may contain inaccuracies. Functionality and service availability depend on the features, integrations, configurations and contractual terms applicable to each deployment.

Actual security and operational results depend on deployment conditions, system configuration, available information, connectivity, integration with existing systems and appropriate human oversight. References to automation, real time response or operational efficiency do not guarantee uninterrupted availability, error free operation, particular response times or equivalent results across deployments. RAD solutions do not guarantee the detection or prevention of every security incident. Industry awards do not guarantee performance or results in any particular deployment.

Forward-looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/